Exhibit 99.1

Cabot Corp Reports First Quarter Fiscal 2020 Results

Diluted EPS of $0.70 and Adjusted EPS of $0.69

BOSTON--(BUSINESS WIRE)--February 3, 2020--Cabot Corporation (NYSE: CBT) today announced results for its first quarter of fiscal year 2020.

Key Highlights

  Performance Chemicals EBIT up 14% compared to the first quarter of fiscal 2019 due to improved volumes
  Strong cash flow generation driven by continued working capital improvements
  Returned $54 million in the quarter to shareholders through share repurchases and dividends
  Positive outcome from the calendar year 2020 tire customer agreements including the successful implementation of pricing formula adjustments for MARPOL-related feedstock differentials
  Announced agreement to acquire Shenzhen Sanshun Nano – a leading producer of carbon nanotubes (CNT) for lithium-ion batteries
(In millions, except per share amounts)	First Quarter
	2020	2019

Net sales	$727	$821
Net income (loss) attributable to Cabot Corporation	$41	$69

Net income (loss) per diluted share attributable to Cabot Corporation	$0.70	$1.14
Less: Certain items after tax per share	$0.01	$0.27
Adjusted EPS	$0.69	$0.87

Commenting on the results, Cabot President and CEO Sean Keohane, said, “Results in the first quarter of fiscal 2020 declined as compared with results in the first quarter of fiscal 2019. Our first quarter fiscal 2019 results included $10 million of EBIT from our Specialty Fluids business, which we divested in the third quarter of last year. EBIT in our Reinforcement Materials segment was lower than the prior year, which was largely from lower volumes as our customers aggressively managed their year-end inventory levels. Partially offsetting these declines was an increase in Performance Chemicals EBIT of 14% due to strong volumes in both our Performance Additives and Formulated Solutions businesses as demand levels stabilized as compared to last year’s destocking behavior. Purification Solutions EBIT also increased year-over-year as that business continued to benefit from the transformation plan we implemented last year.”

Keohane continued, “Cash flow from operations in the first fiscal quarter of 2020 totaled $105 million, and we continued returning cash to shareholders with $54 million returned in the quarter through share repurchases and dividends. During the quarter, we also finalized our calendar year 2020 Reinforcement Materials customer negotiations with a favorable outcome from improved pricing, particularly in the Americas. On the strategic front, we announced the acquisition of Shenzhen Sanshun Nano, a leading producer of carbon nanotubes, which we expect will strengthen our market position and formulations capabilities in the high-growth batteries space.”

Financial Detail

For the first quarter of fiscal 2020, net income attributable to Cabot Corporation was $41 million ($0.70 per diluted common share). Net income includes an after-tax per share benefit of $0.01 which was predominantly comprised of a discrete tax benefit partially offset by restructuring charges in the quarter. Adjusted EPS for the first quarter of fiscal 2020 was $0.69 per share.

Segment Results

Reinforcement Materials – First quarter fiscal 2020 EBIT in Reinforcement Materials decreased by $15 million compared to the first quarter of fiscal 2019. Globally, volumes decreased 3% year over year as customers managed year-end inventories in Europe and the Americas. Lower volumes also resulted in lower energy center revenue and a slower turn of inventory, both of which negatively impacted margins in the quarter.

Global and regional volume changes for Reinforcement Materials for the first quarter of fiscal 2020 as compared to the same quarter of the prior year are included in the table below:

First Quarter Year-over-Year Change
Changes in Global Reinforcement Materials Volumes	(3%)
Asia	2%
Europe, Middle East, Africa	(9%)
Americas	(6%)

Performance Chemicals – First quarter fiscal 2020 EBIT in Performance Chemicals increased by $5 million compared to the first quarter of fiscal 2019 primarily due to higher volumes. Year-over-year, volumes increased by 20% in the Formulated Solutions business driven by our specialty compounds product line. Volumes in the Performance Additives business increased by 13% year-over-year due to share gains in the specialty carbons product line and higher volumes in the fumed metal oxides product line from the start-up of our new facility in China. The higher volumes were partially offset by a more competitive pricing environment in our fumed metal oxides product line in China and Europe and a weaker product mix in our specialty carbons product line from lower demand in automotive applications.

Purification Solutions – First quarter fiscal 2020 EBIT in Purification Solutions increased by $1 million compared to the first quarter of fiscal 2019 due to higher margins from improved pricing and product mix and lower fixed costs as a result of the transformation plan we implemented last year.

Cash Performance – The Company ended the first quarter of fiscal 2020 with a cash balance of $173 million. During the first quarter of fiscal 2020, cash flows from operating activities were a source of $105 million, which included a $50 million decrease in net working capital. Capital expenditures for the first quarter of fiscal 2020 were $68 million. Additional uses of cash during the first quarter included $34 million for share repurchases and $20 million for dividends.

Taxes – During the first quarter of fiscal 2020, the Company recorded a tax provision of $4 million for an effective tax rate of 7%. The provision included $10 million of discrete tax benefits primarily related to impacts of Switzerland tax reform and the release of uncertain tax positions. The operating tax rate was 26% in the first quarter of fiscal 2020 and increased from 24% in the first quarter of fiscal 2019 due to the impacts of Switzerland tax reform legislation and our projected geographic mix of earnings.

Outlook

Commenting on the outlook for the Company, Keohane said, “While the first fiscal quarter was impacted by more pronounced year-end customer inventory management in Reinforcement Materials, we expect company earnings to improve as we move through this fiscal year. We anticipate that Reinforcement Materials will benefit from the calendar year 2020 customer agreements, and volumes will return to a more normalized level starting in the second fiscal quarter. In Performance Chemicals, volumes have stabilized at a higher level than the first half of fiscal 2019 in the specialty carbons and specialty compounds product lines, while we anticipate the challenging price environment for fumed silica in China and Europe that we experienced in the first quarter will continue in the near-term. Additionally, we expect the Purification Solutions segment will continue to see year-over-year improvement in quarterly EBIT. With these factors in mind, we expect full year Adjusted EPS to be in the $3.60 to $3.90 band of our previously communicated range. Impacts from recent developments with the coronavirus are difficult to predict and we have therefore not included impacts in our second quarter or full-year outlook.”

Keohane continued, “As we look ahead, we are pleased to see the first phase of a trade deal between the U.S. and China, improving volumes in our specialty carbons and specialty compounds product lines, and the favorable outcome from our 2020 calendar year Reinforcement Materials customer agreements. However, given the continuing uncertainty in the overall business environment, particularly in China, we will continue to manage costs, net working capital and capital expenditures aggressively. We are excited about our recently announced acquisition of Shenzhen Sanshun Nano and we expect this acquisition will strengthen our position as a leading supplier to the growing battery sector. We remain committed to generating strong cash flow, investing for the future in our core businesses and returning cash to shareholders.”

Earnings Call

The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Tuesday, February 4, 2020. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com.

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, masterbatches and conductive compounds, fumed silica, and aerogel. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com. The Company encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements – This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for our performance in fiscal year 2020, including our adjusted EPS, the factors that we expect will impact our results of operations, volumes in our Reinforcement Materials segment beginning in the second quarter of fiscal 2020 and the impact of the Shenzhen Sanshun Nano acquisition on our market position in the battery sector, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, competition from other specialty chemical companies; volatility in the price of energy and raw materials; a significant adverse change in a customer relationship; safety, health and environmental requirements; unanticipated delays in site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations or global health matters; and fluctuations in foreign currency exchange and interest rates. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2019, filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Total Segment EBIT, Total Segment EBITDA, Adjusted EBITDA, Adjusted EPS excluding the Specialty Fluids segment, our operating tax rate, Free Cash Flow and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, Total Segment EBIT, Total Segment EBITDA, and Adjusted EBITDA to income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax rate to effective tax rate, the most directly comparable GAAP financial measure and Free Cash Flow and Discretionary Free Cash Flow to Cash flow from operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS but that are included in our GAAP net income (loss) per share, as applicable in a particular reporting period, include, but are not limited to, the following:

  Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
  Non-recurring gains (losses) on foreign currency, which are primarily related to the impact of continued currency devaluations on our net monetary assets denominated in that currency.
  Legal and environmental reserves and matters, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
  Employee benefit plan settlements, which consist of either net charges or benefits associated with the termination of pension plans.
  Executive transition costs, which include incremental charges, including stock compensation charges, associated with the retirement or termination of employment of senior executives of the Company.
  Asset impairment charges, which primarily include charges associated with an impairment of goodwill or other long-lived assets.
  Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
  Gains (losses) on sale of investments, which primarily relate to the sale of investments accounted for under the cost-method.

Cabot does not provide an expected GAAP EPS range or reconciliation of the Adjusted EPS range with an expected GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Total Segment EBIT. Total segment EBIT reflects the sum of EBIT from our three reportable segments. In calculating Total segment EBIT we exclude from our income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Total Segment EBITDA. Total Segment EBITDA is equal to Total Segment EBIT (as defined above), but further adjusted to exclude depreciation and amortization expenses.

Adjusted EBITDA. Adjusted EBITDA reflects Total Segment EBITDA and is further adjusted to exclude unallocated corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Free Cash Flow. To calculate “Free Cash Flow” we deduct Additions to property, plant and equipment from cash flow from operating activities.

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow from operating activities.

Operating Tax Rate. Our “operating tax rate” represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative tax rate adjustments and the impact of the items of expense and income we identify as certain items on both our operating income and the tax provision. Management believes that the operating tax rate is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Cabot does not provide a forward-looking reconciliation of the operating tax rate range with an effective tax rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on the effective tax rate in future periods.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

First Quarter Earnings Announcement, Fiscal 2020

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2019	2018

Net sales and other operating revenues	$727	$821

Cost of sales	586	655

Gross profit	141	166

Selling and administrative expenses	64	73

Research and technical expenses	14	16

Income (loss) from operations	63	77

Other income (expense)

Interest and dividend income	3	2

Interest expense	(14)	(15)

Other income (expense)	(2)	6

Total other income (expense)	(13)	(7)

Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	50	70

(Provision) benefit for income taxes	(4)	7

Equity in earnings of affiliated companies, net of tax	—	—

Net income (loss)	46	77

Net income (loss) attributable to noncontrolling interests	5	8

Net income (loss) attributable to Cabot Corporation	$41	$69

Diluted earnings per share of common stock attributable to Cabot Corporation	$0.70	$1.14

Diluted weighted average common shares outstanding	57.0	60.1

First Quarter Earnings Announcement, Fiscal 2020

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2019	2018

Sales

Reinforcement Materials	$379	$457

Performance Chemicals	242	231
Performance Additives	170	167

Formulated Solutions	72	64

Purification Solutions	59	65

Specialty Fluids (A)	—	19

Segment sales	680	772

Unallocated and other (B)	47	49

Net sales and other operating revenues	$727	$821

Segment Earnings Before Interest and Taxes (C)

Reinforcement Materials	$47	$62

Performance Chemicals	41	36

Purification Solutions	(2)	(3)

Specialty Fluids	—	10

Total Segment Earnings Before Interest and Taxes	86	105

Unallocated and Other

Interest expense	(14)	(15)

Certain items (D)	(11)	(10)

Unallocated corporate costs	(10)	(12)

General unallocated income (expense) (E)	(1)	2

Less: Equity in earnings of affiliated companies	—	—

Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	50	70

(Provision) benefit for income taxes (including tax certain items)	(4)	7

Equity in earnings of affiliated companies	—	—

Net income (loss)	46	77

Net income attributable to noncontrolling interests	5	8

Net income (loss) attributable to Cabot Corporation	$41	$69

Diluted earnings per share of common stock attributable to Cabot Corporation	$0.70	$1.14

Adjusted earnings per share (F)	$0.69	$0.87

Diluted weighted average common shares outstanding	57.0	60.1

(A)

Cabot divested its Specialty Fluids business, which does not meet the criteria to be reported as a discontinued operation, during the third quarter of fiscal 2019. Therefore, prior periods’ financial statements and disclosures have not been recast. For more detail on the sale of the Specialty Fluids business, please refer to the Company's fiscal 2019 10-K filing.

(B)

Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, and discounting charges for certain Notes receivable.

(C)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(D)	Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(E)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, the impact of including the full operating results of a contractual joint venture in Purification Solutions Segment EBIT and unrealized holding gains (losses) for equity securities.

(F)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

First Quarter Earnings Announcement, Fiscal 2020

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31,	September 30,
Dollars in millions (unaudited)	2019	2019

Current assets:

Cash and cash equivalents	$173	$169

Accounts and notes receivable, net of reserve for doubtful accounts of $3 and $3	485	530

Inventories:

Raw materials	110	107

Work in process	—	—

Finished goods	313	305

Other	56	54

Total inventories	479	466

Prepaid expenses and other current assets	59	45

Total current assets	1,196	1,210

Property, plant and equipment, net	1,395	1,348

Goodwill	92	90

Equity affiliates	39	39

Intangible assets, net	97	96

Deferred income taxes	161	163

Other assets (A)	171	58

Total assets	$3,151	$3,004

(A)

Effective October 1, 2019, the Company adopted the new accounting standard for leases and applied the modified retrospective optional transition method. As such, operating lease right of use assets of $102 million are included in Other assets as of December 31, 2019, and the prior period has not been restated.

First Quarter Earnings Announcement, Fiscal 2020

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2019	2019

Current liabilities:

Short-term borrowings	$4	$33

Accounts payable and accrued liabilities (A)	544	537

Income taxes payable	19	22

Current portion of long-term debt	7	7

Total current liabilities	574	599

Long-term debt	1,095	1,024

Deferred income taxes	41	41

Other liabilities (A)	289	206

Stockholders' equity:

Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	—	—

Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 56,825,282 and 57,250,454 shares
Outstanding: 56,655,417 and 57,080,589 shares	57	57

Less cost of 169,865 and 169,865 shares of common treasury stock	(5)	(5)

Additional paid-in capital	—	—

Retained earnings	1,329	1,337

Accumulated other comprehensive income (loss)	(354)	(391)

Total Cabot Corporation stockholders' equity	1,027	998

Noncontrolling interests	125	136

Total stockholders' equity	1,152	1,134

Total liabilities and stockholders' equity	$3,151	$3,004

(A)

Effective October 1, 2019, the Company adopted the new accounting standard for leases and applied the modified retrospective optional transition method. As such, operating lease liabilities of $20 million and $88 million are included in Accounts payable and accrued liabilities and Other liabilities, respectively, as of December 31, 2019, and the prior period has not been restated.

First Quarter Earnings Announcement, Fiscal 2020

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

	Fiscal 2019					Fiscal 2020
Dollars in millions,
except per share amounts (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q	June Q	Sept. Q	FY

Sales
Reinforcement Materials	$457	$445	$461	$452	$1,815	$379	$ ―	$ ―	$ ―	$379
Performance Chemicals	231	254	251	259	995	242	—	—	—	242
Performance Additives	167	179	172	176	694	170	—	—	—	170
Formulated Solutions	64	75	79	83	301	72	—	—	—	72
Purification Solutions	65	72	73	68	278	59	—	—	—	59
Specialty Fluids (A)	19	24	13	—	56	—	—	—	—	—
Segment sales	772	795	798	779	3,144	680	—	—	—	680
Unallocated and other (B)	49	49	47	48	193	47	—	—	—	47

Net sales and other operating revenues	$821	$844	$845	$827	$3,337	$727	$ ―	$ ―	$ ―	$727

Segment Earnings Before Interest and Taxes (C)
Reinforcement Materials	$62	$61	$72	$71	$266	$47	$ ―	$ ―	$ ―	$47
Performance Chemicals	36	38	37	41	152	41	—	—	—	41
Purification Solutions	(3)	1	1	3	2	(2)	—	—	—	(2)
Specialty Fluids	10	12	2	—	24	—	—	—	—	—
Total Segment Earnings Before Interest and Taxes	105	112	112	115	444	86	—	—	—	86

Unallocated and Other
Interest expense	(15)	(14)	(14)	(16)	(59)	(14)	—	—	—	(14)
Certain items (D)	(10)	(37)	(14)	(26)	(87)	(11)	—	—	—	(11)
Unallocated corporate costs	(12)	(13)	(14)	(11)	(50)	(10)	—	—	—	(10)
General unallocated income (expense) (E)	2	1	—	5	8	(1)	—	—	—	(1)
Less: Equity in earnings of affiliated companies	—	—	1	—	1	—	—	—	—	—

Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	70	49	69	67	255	50	—	—	—	50
		—		—			—		—
(Provision) benefit for income taxes (including tax certain items)	7	(20)	(30)	(27)	(70)	(4)	—	—	—	(4)
Equity in earnings of affiliated companies	—	—	1	—	1	—	—	—	—	—

Net income (loss)	77	29	40	40	186	46	—	—	—	46

Net income (loss) attributable to noncontrolling interests	8	6	8	7	29	5	—	—	—	5

Net income (loss) attributable to Cabot Corporation	$69	$23	$32	$33	$157	$41	$ ―	$ ―	$ ―	$41

Diluted earnings per share of common stock attributable to Cabot Corporation	$1.14	$0.39	$0.55	$0.55	$2.63	$0.70	$ —	$ —	$ —	$0.70

Adjusted earnings per share (F)	$0.87	$0.99	$1.00	$1.05	$3.91	$0.69	$ —	$ —	$ —	$0.69

Diluted weighted average common shares outstanding	60.1	59.3	58.4	57.6	58.8	57.0	—	—	—	57.0

(A)

Cabot divested its Specialty Fluids business, which does not meet the criteria to be reported as a discontinued operation, during the third quarter of fiscal 2019. Therefore, prior periods’ financial statements and disclosures have not been recast. For more detail on the sale of the Specialty Fluids business, please refer to the Company's fiscal 2019 10-K filing.

(B)

Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(C)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(D)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(E)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, the impact of including the full operating results of a contractual joint venture in Purification Solutions Segment EBIT and unrealized holding gains (losses) for equity securities.

(F)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

First Quarter Earnings Announcement, Fiscal 2020

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended December 31	Three Months
Dollars in millions (unaudited)	2019	2018

Cash Flows from Operating Activities:

Net income (loss)	$46	$77

Adjustments to reconcile net income to cash provided by operating activities:

Depreciation and amortization	39	35

Other non-cash charges, net	(5)	(12)

Changes in assets and liabilities:

Changes in certain working capital items (A)	50	(111)

Changes in other assets and liabilities, net	(26)	(29)

Cash dividends received from equity affiliates	1	1

Cash provided by (used in) operating activities	105	(39)

Cash Flows from Investing Activities:

Additions to property, plant and equipment	(68)	(54)

Cash paid for acquisition of business	(8)	—

Other investing activities, net	(1)	—

Cash used in investing activities	(77)	(54)

Cash Flows from Financing Activities:

Change in debt, net	20	192

Cash dividends paid to common stockholders	(20)	(20)

Other financing activities, net	(44)	(98)

Cash provided by (used in) financing activities	(44)	74

Effect of exchange rates on cash	20	(14)

Increase (decrease) in cash and cash equivalents	4	(33)

Cash and cash equivalents at beginning of period	169	175

Cash and cash equivalents at end of period	$173	$142

(A)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.

First Quarter Earnings Announcement, Fiscal 2020

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2019	2018

Certain items before and after income taxes

Global restructuring activities	$(8)	$(9)
Legal and environmental matters and reserves	1	—
Employee benefit plan settlement and other charges	(2)	3
Acquisition and integration-related charges	(1)	(3)
Other certain items	(1)	(1)
Total certain items, pre-tax	(11)	(10)

Tax impact of certain items (A)	2	2
Certain items after tax (excluding discrete tax items)	(9)	(8)

Certain items after tax per share impact (excluding discrete tax items)	$(0.16)	$(0.14)

Tax-related certain items

Discrete tax items	10	24

Total tax-related certain items	10	24
Total tax-related certain items per share impact	0.17	0.41

Total certain items after tax	$1	$16
Total certain items after tax per share impact	$0.01	$0.27

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended December 31	Three Months
Dollars in millions, Pre-Tax (unaudited)	2019	2018

Statement of Operations Line Item (B)

Cost of sales	$(3)	$(5)
Selling and administrative expenses	(6)	(7)
Research and technical expenses	—	(1)
Other income (expense)	(2)	3
Total certain items, pre-tax	$(11)	$(10)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended December 31	Three Months
Dollars in millions (unaudited)	2019	2018

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

(Provision) benefit for income taxes	$(4)	$7

Less: Tax impact of certain items	2	2

Less: Tax-related certain items	10	24

(Provision) benefit for income taxes, excluding certain items	$(16)	$(19)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended December 31	Three Months			Forecast
Dollars in millions (unaudited)	2019	2018		Fiscal 2020

Reconciliation of the effective tax rate to the operating tax rate (C)

(Provision) benefit for income taxes	$(4)	$7		N/A

Effective tax rate	7%	(10)%		24%
Impact of discrete tax items: (D)
Unusual or infrequent items	12%	29%		2%
Items related to uncertain tax positions	8%	5%		1%
Other discrete tax items	1%	1%		1%
Impact of certain items	(2)%	(1)%		(2)%
Operating tax rate	26%	24%		26%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2020 and FISCAL 2019
	Fiscal 2020 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2020
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.70	$—	$—	$—	$0.70
Less: Certain items after tax per share	0.01	—	—	—	0.01
Adjusted earnings per share	$0.69	$—	$—	$—	$0.69

	Fiscal 2019 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2019
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.14	$0.39	$0.55	$0.55	$2.63
Less: Certain items after tax per share	0.27	(0.60)	(0.45)	(0.50)	(1.28)
Adjusted earnings per share	$0.87	$0.99	$1.00	$1.05	$3.91

(A)

The tax effect of certain items is determined by (1) starting with the current and deferred income tax expense or benefit, included in Net income attributable to Cabot Corporation, and (2) subtracting the tax expense or benefit on “adjusted earnings”. Adjusted earnings is defined as the pre-tax income attributable to Cabot Corporation excluding certain items. The tax expense or benefit on adjusted earnings is calculated by applying the operating tax rate, which includes both current and deferred taxes, as defined under the section Use of Non-GAAP Financial Measures of the earnings release.

(B)	This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.
(C)

For fiscal year 2020, the Effective tax rate and Operating tax rate are expected to be in the range of 24% to 25% and 26% to 27%, respectively. The discrete tax items have the same impact on these ranges. The table provided reconciles to the low end of these ranges.

(D)

For the three months ended December 31, 2019 and 2018, Impact of discrete tax items included a net discrete tax benefit of $10 million and $24 million, respectively. The nature of the discrete tax items for the periods ended December 31, 2019 and 2018 were as follows: (i) Unusual or infrequent items during the three months ended December 31, 2019 consisted of the net tax impact of Switzerland tax reform legislation. Unusual or infrequent items during the three months ended December 31, 2018 consisted of the net tax impacts of the Tax Cuts and Jobs Act of 2017 (net tax benefit of $17 million), excludible foreign exchange gains and losses in certain jurisdictions, impacts related to stock compensation deductions, and the tax impacts of a pension settlement; (ii) Items related to uncertain tax positions during the three months ended December 31, 2019 and 2018 included net tax impacts from the reversal of accruals for uncertain tax positions due to the expiration of statutes of limitations, the accrual of interest on uncertain tax positions, the accrual of an uncertain tax position (fiscal 2020 only) and the settlement of tax audits (fiscal 2019 only); and (iii) Other discrete tax items during the three months ended December 31, 2019 and 2018 included net tax impacts as a result of changes in non-U.S. tax laws as well as various return to provision adjustments related to tax return filings.

(E)	Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

First Quarter Earnings Announcement, Fiscal 2020

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Fiscal 2020 (A)
	Dec. Q	Mar. Q		June Q		Sept. Q		FY 2020
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.70		$—		$—		$—	$0.70
Less: Certain items after tax per share	0.01		—		—		—	0.01
Adjusted earnings per share	$0.69		$—		$—		$—	$0.69

	Fiscal 2019 (A)
	Dec. Q	Mar. Q		June Q		Sept. Q		FY 2019
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.14		$0.39		$0.55		$0.55	$2.63
Less: Certain items after tax per share	0.27		(0.60)		(0.45)		(0.50)	(1.28)
Adjusted earnings per share	$0.87		$0.99		$1.00		$1.05	$3.91
Less: Specialty Fluids Adjusted earnings per share (B)	0.14		0.15		0.02		—	0.31
Adjusted earnings per share excluding Specialty Fluids	$0.73		$0.84		$0.98		$1.05	$3.60

(A)	Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.
(B)	Specialty Fluids Adjusted earnings per share is calculated as follows (in millions except for per share amounts):
Specialty Fluids EBIT	$10		$12		$2		$—	$24
Less: Specialty Fluids taxes (C)	2		3		1		—	6
Specialty Fluids profit after tax	$8		$9		$1		$—	$18
Divided by: Cabot Corporation diluted weighted average common shares outstanding	60.1		59.3		58.4		57.6	58.8
Specialty Fluids Adjusted EPS	$0.14		$0.15		$0.02		$—	$0.31
(C)

Specialty Fluids taxes calculated by applying Cabot's Operating tax rate for each period to Specialty Fluids EBIT. Please refer to Cabot's fiscal 2019 earnings releases for the reconciliations of the Company's operating tax rate to its effective tax rate.

Dollars in millions	Fiscal 2020
	Dec. Q	Mar. Q		June Q		Sept. Q		FY 2020
Reconciliation of Segment EBIT to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$41	$	―	$	―	$	―	$41
Net income (loss) attributable to noncontrolling interests	5		—		—		—	5
Equity in earnings of affiliated companies, net of tax	—		—		—		—	—
Provision (benefit) for income taxes	4		—		—		—	4
Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	$50	$	―	$	―	$	―	$50
Interest expense	14		—		—		—	14
Certain items	11		—		—		—	11
Unallocated corporate costs	10		—		—		—	10
General unallocated (income) expense	1		—		—		—	1
Less: Equity in earnings of affiliated companies	—		—		—		—	—
Total Segment EBIT	$86	$	―	$	―	$	―	$86
Depreciation and amortization	39		—		—		—	39
Adjustments to depreciation (D)	(1)		—		—		—	(1)
Total Segment EBITDA	$124	$	―	$	―	$	―	$124
Less: Unallocated corporate costs	10		—		—		—	10
Adjusted EBITDA	$114	$	―	$	―	$	―	$114

(D)

Adjustments to depreciation includes the addition of the depreciation expense of a contractual joint venture in Purification Solutions less accelerated depreciation expense not allocated to a business.

Dollars in millions	Dec. Q	Mar. Q		June Q		Sept. Q		FY 2020
Reinforcement Materials EBIT	$47	$	―	$	―	$	―	$47
Reinforcement Materials Depreciation and amortization	17		—		—		—	17
Reinforcement Materials EBITDA	$64	$	―	$	―	$	―	$64
Reinforcement Materials Sales	$379	$	―	$	―	$	―	$379
Reinforcement Materials EBITDA Margin	17%		—%		—%		—%	17%

Dollars in millions	Dec. Q	Mar. Q		June Q		Sept. Q		FY 2020
Performance Chemicals EBIT	$41	$	―	$	―	$	―	$41
Performance Chemicals Depreciation and amortization	15		—		—		—	15
Performance Chemicals EBITDA	$56	$	―	$	―	$	―	$56
Performance Chemicals Sales	$242	$	―	$	―	$	―	$242
Performance Chemicals EBITDA Margin	23%		—%		—%		—%	23%

Dollars in millions	Dec. Q	Mar. Q		June Q		Sept. Q		FY 2020
Purification Solutions EBIT	$(2)	$	―	$	―	$	―	$(2)
Purification Solutions Depreciation and amortization	6		—		—		—	6
Purification Solutions EBITDA	$4	$	―	$	―	$	―	$4
Purification Solutions Sales	$59	$	―	$	―	$	―	$59
Purification Solutions EBITDA Margin	7%		—%		—%		—%	7%

Dollars in millions	Fiscal 2020
Reconciliation of Free Cash Flow and Discretionary Free Cash Flow to Cash Flow from Operating Activities	Dec. Q	Mar. Q		June Q		Sept. Q		FY 2020
Cash flow from operating activities (E)	$105	$	―	$	―	$	―	$105
Less: Additions to property, plant and equipment	68		—		—		—	68
Free cash flow	$37	$	―	$	―	$	―	$37
Plus: Additions to property, plant and equipment	68		—		—		—	68
Less: Changes in net working capital (F)	50		—		—		—	50
Less: Sustaining and compliance capital expenditures	30		—		—		—	30
Discretionary free cash flow	$25	$	―	$	―	$	―	$25

(E)	As provided in the Condensed Consolidated Statements of Cash Flows.
(F)	Defined as changes in accounts receivable, inventory and accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.

Contacts

Investor Contact:
Steve Delahunt
(617) 342-6255